CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-265678) of RiverSource Life Insurance Company of our report dated February 23, 2023 relating to the financial statements, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 17th, 2023